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                                                                 EXHIBIT 10.2(b)
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                        Professional Services Agreement
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                                               Effective Date September 30, 1999

Name of Company ("Client")    Virtual Communities

Client's Address              589 8th Avenue, New York, NY 10018

Telephone Number              +1 (212) 931-8600

Fax Number

Name & eMail Address of Client's Representative _______________________________
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INTERSHOP Communications, Inc. ("Intershop") and Client agree as follows:

1    Scope of Services/Software.

     Intershop will perform the professional services (the "Services") for Client in support of certain specific and discrete projects (each a "Project") as described in the attached work order(s) ("Exhibit(s)"), commencing with Exhibit A. Intershop will use its commercially reasonable efforts to complete any such Services and/or any project programming and materials ("Software") described in the related Exhibit in accordance with the terms and conditions of this Agreement. Each Project performed by Intershop for Client will be documented in a related Exhibit which will be governed by this Agreement and will be signed by authorized representatives of both parties. Each Exhibit will set forth, at a minimum, the work to be done, the duration of each Project, and the fees for the work to be performed.

2    Performance

     2.1 Method. All work will be performed in a workmanlike and professional manner by employees and contractors of Intershop. Intershop will have the right to reasonably determine the method, details, and means of performing the work to be done for Client. Client may, however, require Intershop's personnel at all times to observe Client's reasonable security and safety policies. Intershop's personnel will perform their work for Client primarily at Intershop's premises.

     2.2 Acceptance. For each Project described in the related Exhibit performed under this Agreement, Client will have a 5 day "Acceptance Period" (the length of the Acceptance Period for future Projects will be determined by mutual agreement) beginning on the date that such Software and/or Service is delivered. During the Acceptance Period, Client will notify Intershop in writing adequately detailing any material nonconformance of such Software and/or Service to the specifications as set forth in the related Exhibit. If Intershop receives no notice of nonconformity, the Software and/or Service will be deemed accepted by Client at the end of the Acceptance Period. In the event that Client deliver Intershop written notice of nonconformance of Software and/or Service, Intershop will cure such material nonconformance in accordance with the Description of Work and deliver Software or Service to Client within 10 days of receipt of nonconforming notification.

     2.3 Project Documentation. Within 10 days of delivery of Software and/or Service, Intershop will deliver to Client related Project documentation, if applicable.

3    Fees, Expenses, Additional Work

     3.1 Fees. Client will pay Intershop fees set forth in the related Exhibit for Services and/or Software.

     3.2 Expenses. In addition to the foregoing, Client will pay Intershop its actual out-of-pocket expenses, including travel and living, as reasonably incurred by Intershop in furtherance of its performance of the Services.

     3.3 Additional Work. The fees and charges for any follow-on, installation, troubleshooting and/or additional work not described in the applicable exhibit will be
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                        Professional Services Agreement
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performed at Intershop's then-current rates for such work.

4    Ownership

     4.1 Ownership. As between Client and Intershop, except as set forth below in Section 4.2, all right, title, and interest, including copyright interests and any other intellectual property, in and to the Software produced or provided by Intershop for Services will be the property of Intershop. To the extent, for any reason, any interest accrues to Client therein, Client agree to assign and, upon its creation, automatically assign to Intershop the ownership of such Software, including copyright interests and any other intellectual property therein, without the necessity of any further consideration.

     4.2 Client's License. Effective upon completion of the Services and/or Software set forth in the applicable exhibit, Client will have a nonexclusive, nontransferable royalty-free perpetual license to use the Software in the machine-readable form as delivered to Client for so long as Client does not violate any material provisions of this Agreement or any the related Software License Agreement which accompanies Intershop Software.

     4.3 Prohibited Activities. Client will not derive or attempt to derive the source code or structure of all or any portion of the Software by reverse engineering, disassembly, decompilation or any other means. Client will not duplicate, manufacture, copy or reproduce any Software, or any portion thereof, except as expressly permitted by Intershop. Client may not use, copy, or modify the Software, or any copy, adaptation, transcription, or merged portion thereof, except as expressly authorized by Intershop hereunder.

     4.4 Third-Party Interests. Client's interest in and obligations with respect to any programming, materials, or data to be obtained from third-party vendors, regardless of whether obtained with the assistance of Intershop, will be determined in accordance with the agreements and policies of such vendors.

5    Intershop Proprietary Information

     Client acknowledges that in order to provide the Services, it may be necessary for Intershop to disclose to Client certain proprietary information (scientific or technical data, information, design, process, procedure, formula, script, software or improvement that is commercially valuable to Intershop) that has been developed by Intershop at great expense and that have required considerable effort of skilled professionals ("Proprietary Information"). Client further acknowledges that the Software will of necessity incorporate such Proprietary Information. Client agrees that it will not disclose, transfer, use, copy, or allow access to any such Proprietary Information to any employees or to any third parties, excepting those who have a need to know such Proprietary Information in order to give effect to Client's rights hereunder and who have bound themselves to respect and protect the confidentiality of such Proprietary Information. In no event will Client disclose any such Proprietary Information to any competitors of Intershop.

6    Warranties

     6.1 Intershop warrants that:

          6.1.1 Intershop's providing of the Services and/or Software described herein does not violate any applicable law, rule, or regulation; any contracts with third parties; or any third-party rights in any U.S. patent, copyright, or trade secret right; and

          6.1.2 Intershop has sufficient right, title, and interest in and to the Software, exclusive of rights respecting programs, data, and materials identified as furnished to Client by third-party vendors, to grant and convey the rights accorded to Client under Section 4.2 hereof.

     6.2 INTERSHOP MAKES NO REPRESENTATION, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7    LIMITATION OF LIABILITY

     EXCEPT FOR ANY LIABILITY ARISING FROM BREACH BY INTERSHOP OF WARRANTIES CONTAINED IN SECTIONS 6.1.1 AND 6.1.2, INTERSHOP'S LIABILITY HEREUNDER IS LIMITED TO THE AMOUNTS PAID BY CLIENT DURING THE TERM OF

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THIS AGREEMENT FOR THE INTERSHOP PROFESSIONAL SERVICES. IN NO EVENT WILL
INTERSHOP HAVE ANY LIABILITY FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, LOSS OF DATA, OR INTERRUPTION OF BUSINESS ARISING IN ANY WAY HEREUNDER UNDER ANY THEORY OF LIABILITY, WHETHER OR NOT INTERSHOP HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8    Termination

     8.1 Termination. The Agreement may be terminated by either party upon written notice, if the other party breaches any obligation provided hereunder and the breaching party fails to cure such breach within the 30 day period; provided that the cure period for any failure by Client to pay fees and charges due hereunder will be 15 days from the date of receipt by Client of notice of such failure.

     8.2 Remaining Payments. Within 30 days of termination of this Agreement for any reason, Intershop will submit to Client an itemized invoice for any fees or expenses theretofore accrued under this Agreement. Client, upon payment of accrued amounts so invoiced, will thereafter have no further liability or obligation to Intershop whatsoever for any further fees or expenses arising hereunder. In the event Intershop terminates this Agreement because of the breach by Client, Intershop will be entitled to a pro rata payment for work in progress based on the percentage of work then completed, plus the full amount of payment attributable to programming and materials already furnished by Intershop.

9    Independent Contractors

     The parties are and will be independent contractors to one another, and nothing herein will be deemed to cause the creation of an agency, partnership, or joint venture between the parties. Nothing in this Agreement creates or establishes the relationship of employer and employee between Client and either Intershop or any employee or agent of Intershop.

10   Miscellaneous

     This Agreement will be governed by and constructed in accordance with the substantive laws of the State of New York. THE PARTIES AGREE THAT THE U.N. CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS DOES NOT APPLY TO THIS AGREEMENT. This is the entire Agreement between the parties relating to the Services and supersedes any prior purchase order, communications, or representations concerning the contents of the Services. No change or modification will be valid unless it is in writing and is signed by the parties.

Accepted by Client


Name    Avi Moskowitz
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Signed  /s/ Avi Moskowitz
      ----------------------------------------


Date    9/30/99
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Accepted for Intershop

Name    Thomas Luckenbach
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Signed  /s/ Thomas Luckenbach
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Date    10/12/99
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                        Professional Services Agreement
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                                   Exhibit A

                     Project Services, Description and Fees

The following is a Project Work Order that details the Project/Scope of Work to be provided by Intershop to Client in accordance with the
Professional Services Agreement.
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Description of Work: Solution Definition Workshop.   During Solution Definition,
IPS will conduct workshops with Virtual Communities to identify specific requirements Virtual Communities requires of the Intershop ePage Cartridge. Any software adaptions needed to meet Virtual Communities' specific requirements will be documented and priced as a deliverable of the Solution Definition Workshop. This project does not include the actual adaptation of the Intershop ePages Cartridge.

Solution Definition: During Solution Definition, IPS will provide the following document-based deliverables.

     .  Project Purpose and Vision
     .  Meeting Minutes
     .  High Level Functional Requirements
     . Project Plan, including a description of the Software to be developed along with a timeline with specific milestone deliverables for review (hereafter, "Project Plan")
     . Final Fixed Price Proposal for all work identified in the Project Plan . Hardware/Software Requirements

In addition, within the context of the initial six person-day Solution Definition Intershop will provide consulting and mentoring in support of client's development of its Electronic Commerce platform:
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     .    Consulting:  Intershop will provide consulting services to Client on topics such as development of functional and technical design specifications for the EC platform, integration alternatives, and best use and practice of Intershop technology.

     . Mentoring: Intershop will provide mentoring and coaching for use of Intershop technology in areas such as the basic features, store creation, use of server-side scripting, hook and extension programming, database schema, integration such as payment system, billing system, account registration/provisioning, and web-page/template customization and usage. Prior to mentoring, Client engineers are requested to complete Intershop 4 Essentials and/or Enterprise training.


Fees

Client will pay Intershop $2000 per staff-day; a staff-day is work performed by a single person during a normal 8 hour day. The parties hereby confirm that this Project as set forth above is to be completed in accordance with the

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terms and conditions of the Agreement entered into by the parties as of the
Effective Date of such Agreement. Fees payable for work under this Exhibit A will be due and payable no later than December 31, 1999. Notwithstanding any term contained in this Agreement, the maximum liability for the initial Project under this Exhibit is six staff-days professional services.

Provided this agreement is signed and returned to Intershop by 2:00 PM PDT on September 30, 1999, Intershop will use its reasonable best efforts to:

     .  Complete the Solution Definition by October 15, 1999; and

     . Return to Client to commence work on integration and implementation by November 1, 1999, provided the parties have agreed to terms and associated scope of work to be attached to this Agreement as Exhibit B.

Intershop Communications, Inc.            Client

Signed:    Thomas Luckenbach              Signed:  Avi Moskowitz
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Title:     Director of Prof. Services     Title:   President
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Date:      10/12/99                       Date     9/30/99
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